THERMON REPORTS FIRST QUARTER FISCAL 2022 RESULTS

•Revenue growth of 25% driven by improving end markets
•Orders up 19% year over year and book to bill of 1.02x
•Received first order for the industry leading Genesis Network technology
•Continued realization of cost savings with trailing 12-month SG&A down 22%
AUSTIN, Texas, August 5, 2021 -- Thermon Group Holdings, Inc. (NYSE:THR) ("Thermon"), a global leader in industrial process heating solutions, today announced consolidated financial results for the first quarter ("Q1 2022") of the fiscal year ending March 31, 2022 ("Fiscal 2022"). Key highlights for Q1 2022 as compared to the three months ended June 30, 2020 ("Q1 2021") include:

•Revenue of $71.2 million versus $56.8 million in Q1 2021, an increase of $14.4 million, or 25%
•Gross margin of 39.6%, as compared to 42.4% in Q1 2021
•GAAP Net Income of $0.9 million as compared to a Net Loss of $(6.1) million in Q1 2021
•Adjusted EBITDA of $9.7 million versus $1.4 million in Q1 2021, an increase of $8.3 million or 593%
•Fully diluted GAAP earnings per share ("EPS") of $0.03 and Non-GAAP Adjusted EPS of $0.07

"Our Fiscal 2022 is off to a strong start, with growth in both revenue and operating profit. We are seeing an increase in customer maintenance spending, specifically in the Western Hemisphere. We are excited to announce we recently received the first order for our Genesis Network technology, and we continue to invest in our diversification and developing market strategic initiatives. While manufacturing costs and large project shipments negatively impacted our gross margins this quarter, the global team continues to diligently manage our base costs, resulting in significant operating leverage to start the year," said Bruce Thames, Thermon's President and Chief Executive Officer. He continued, "While we believe the recovery from the ongoing pandemic will unfold at different speeds in different regions, we are encouraged by the demand growth we are seeing in our end markets. Due to an acceleration of the recovery in spending, we are raising our full-year Fiscal 2022 revenue guidance to $293-308 million."

Q1 2022 Net income/(loss) and EPS were $0.9 million and $0.03, respectively, compared to Net income/(loss) and EPS of $(6.1) million and $(0.18), respectively, for Q1 2021. After taking into account the impact of restructuring, the benefit from the Canadian Emergency Wage Subsidy (the "CEWS"), the tax expense for impact of foreign rate increases, and intangible amortization related to prior acquisition activities (see table, Reconciliation of Net Income/(Loss) to Adjusted Net Income/(Loss) and Adjusted EPS), Thermon generated Adjusted Net Income in Q1 2022 of $2.4 million and Adjusted EPS of $0.07 compared to $(3.5) million and $(0.11), respectively, in Q1 2021.

Adjusted EBITDA was $9.7 million in Q1 2022 as compared to $1.4 million in Q1 2021, an increase of $8.3 million, or 593% (see table, Reconciliation of Net Income/(Loss) to Adjusted EBITDA). Cash provided by operating activities was $2.5 million as compared to $3.4 million in Q1 2021, a decrease of $0.9 million.

As of June 30, 2021, Thermon had $147.9 million of gross outstanding debt and $41.1 million of cash and cash equivalents, representing net debt of $106.8 million. Based on Thermon's trailing twelve month Adjusted EBITDA, our Net Debt to trailing twelve month Adjusted EBITDA leverage ratio was 2.4x as of June 30, 2021.

Additional Information

Backlog     was $115.8 million as of June 30, 2021, representing a $5.9 million increase, or 5%, as compared to Q1 2021 backlog of $109.9 million. Orders in Q1 2022 were $72.4 million versus $60.6 million in Q1 2021, an increase of $11.8 million, or 19%.

During Q1 2022, new facility construction (or "Greenfield") and facility maintenance, repair and operations and upgrade or expansion (or "MRO/UE") activity from our legacy heat tracing business accounted for 35% and 65% of revenue, respectively, which compares to 32% and 68%, respectively, in Q1 2021.

Outlook

For our Fiscal 2022, we are raising our previous guidance, and now expect revenue will be approximately $293-308 million. We will continue to prioritize our capital allocation towards optional debt repayments in the near term and target a Net Debt to Adjusted EBITDA leverage ratio of 1.5x - 2.0x in the next twelve months.

Conference Call and Webcast Information

Thermon's senior management team, including Bruce Thames, President and Chief Executive Officer, and Kevin Fox, Senior Vice President and Chief Financial Officer, will discuss Q1 2022 results during a conference call today, August 5, 2021, at 10:00 a.m. (Central Time). The call will be simultaneously webcast and the accompanying slide presentation containing financial information can be accessed on Thermon's investor relations website located at http://ir.thermon.com. Investment community professionals interested in participating in the question-and-answer session may access the call by dialing (877) 407-5976 from within the United States/Canada and (412) 902-0031 from outside of the United States/Canada. A replay of the webcast will be available on Thermon's investor relations website after the conclusion of the call.

About Thermon

Through its global network, Thermon provides safe, reliable and mission critical industrial process heating solutions. Thermon specializes in providing complete flow assurance, process heating, temperature maintenance, freeze protection and environmental monitoring solutions. Thermon is headquartered in Austin, Texas. For more information, please visit www.thermon.com.

Non-GAAP Financial Measures

Disclosure in this release of "Adjusted EPS," "Adjusted EBITDA," "Adjusted EBITDA margin" and "Adjusted Net Income/(Loss)" which are "non-GAAP financial measures" as defined under the rules of the Securities and Exchange Commission (the "SEC"), are intended as supplemental measures of our financial performance that are not required by, or presented in accordance with, U.S. generally accepted accounting principles ("GAAP"). "Adjusted Net Income/(Loss)" and "Adjusted EPS" (or "Adjusted fully diluted EPS") represent net income/(loss) before the tax benefit from income tax rate reductions in certain foreign jurisdictions, amortization of intangible assets, the income tax effect on any non-tax adjustments, costs associated with our restricting and other income/(charges), and income related to the CEWS per fully-diluted common share in the case of Adjusted EPS. "Adjusted EBITDA" represents net income/(loss) before interest expense (net of interest income), income tax expense, depreciation and amortization expense, stock-based compensation expense, costs associated with our restructuring and other income/(charges), and income related to the CEWS. "Adjusted EBITDA Margin" represents Adjusted EBITDA as a percentage of total revenue. "Free Cash Flow" represents cash provided by operating activities less cash used for the purchase of property, plant, and equipment, net of sales of rental equipment and proceeds from sales of land and buildings.

We believe these non-GAAP financial measures are meaningful to our investors to enhance their understanding of our financial performance and are frequently used by securities analysts, investors and other interested parties to compare our performance with the performance of other companies that report Adjusted EPS, Adjusted EBITDA or Adjusted Net Income/(Loss). Adjusted EPS, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Net Income/(Loss) should be considered in addition to, and not as substitutes for, income from operations, net income/(loss), net income/(loss) per share and other measures of financial performance reported in accordance with GAAP. We provide Free Cash Flow as a measure of liquidity. Our calculation of Adjusted EPS, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income/(Loss) and Free Cash Flow may not be comparable to similarly titled measures reported by other companies. For a description of how Adjusted EPS, Adjusted EBITDA and Adjusted Net Income/(Loss) are calculated and reconciliations to the corresponding GAAP measures, see the sections of this release titled "Reconciliation of Net Income/(Loss) to Adjusted EBITDA," "Reconciliation of Net Income/(Loss) to Adjusted Net Income/(Loss) and Adjusted EPS" and "Reconciliation of Cash Provided by Operating Activities to Free Cash Flow."

Forward-Looking Statements

This release includes forward-looking statements within the meaning of the U.S. federal securities laws in addition to historical information. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding our industry, business strategy, plans, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. When used herein, the words "anticipate," "assume," "believe," "budget," "continue," "contemplate," "could," "should" "estimate," "expect," "intend," "may," "plan," "possible," "potential," "predict," "project," "will," "would," "future," and similar terms and phrases are intended to identify forward-looking statements in this release. Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our financial condition, results of operations and cash flows.
Actual events, results and outcomes may differ materially from our expectations due to a variety of factors. Although it is not possible to identify all of these factors, they include, among others, (i) the outbreak of the novel strain of coronavirus (COVID-19); (ii) general economic conditions and cyclicality in the markets we serve; (iii) future growth of energy, chemical processing and power generation capital investments; (iv) our ability to operate successfully in foreign countries; (v) our ability to deliver existing orders within our backlog; (vi) our ability to bid and win new contracts; (vii) the imposition of certain operating and financial restrictions contained in our debt agreements; (viii) tax liabilities and changes to tax policy; (ix) our ability to successfully develop and improve our products and successfully implement new technologies; (x) competition from various other sources providing similar heat tracing and process heating products and services, or alternative technologies, to customers; (xi) our revenue mix; (xii) our ability to grow through strategic acquisitions; (xiii) changes in relevant currency exchange rates; (xiv) impairment of goodwill and other intangible assets; (xv) our ability to attract and retain qualified management and employees, particularly in our overseas markets; (xvi) our ability to protect our trade secrets; (xvii) our ability to protect our intellectual property; (xiii) our ability to protect data and thwart potential cyber-attacks; (xix) a material disruption at any of our manufacturing facilities; (xx) our dependence on subcontractors and third-party suppliers; (xxi) our ability to profit on fixed-price contracts; (xxii) the credit risk associated to our extension of credit to customers; (xxiii) our ability to achieve our operational initiatives; (xxiv) unforeseen difficulties with expansions, relocations, or consolidations of existing facilities; (xxv) potential liability related to our products as well as the delivery of products and services; (xxvi) our ability to comply with foreign anti-corruption laws; (xxvii) export control regulations or sanctions; (xxviii) changes in government administrative policy; (xxix) geopolitical instability in Russia and Ukraine and related sanctions by the U.S. government; (xxx) environmental and health and safety laws and regulations as well as environmental liabilities and (xxxi) climate change and related regulation of greenhouse gases, and (xxxii) those factors listed under Item 1A “Risk Factors” included in our Annual Report on Form 10-K/A for the fiscal year ended March 31, 2021 filed with the Securities and Exchange Commission (the “SEC”) on May 27, 2021 and in any subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K or other filings that we have filed or may file with the SEC. Any one of these factors or a combination of these factors could materially affect our future results of operations and could influence whether any forward-looking statements contained in this release ultimately prove to be accurate.
Our forward-looking statements are not guarantees of future performance, and actual results and future performance may differ materially from those suggested in any forward-looking statements. We do not intend to update these statements unless we are required to do so under applicable securities laws.

CONTACT:

Kevin Fox
(512) 690-0600
Investor.Relations@thermon.com

Thermon Group Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Selected Balance Sheet Data
(Unaudited, in Thousands except per share amounts)

	Three Months Ended	Three Months Ended
	June 30, 2021	June 30, 2020
Sales	$71,155	$56,848
Cost of sales	42,986	32,729
Gross profit	28,169	24,119
Operating expenses:
Selling, general and administrative expenses	21,401	24,390
Deferred compensation plan expense/(benefit)	332	530
Amortization of intangible assets	2,236	3,033
Restructuring and other charges/(income)	(414)	2,921
Income/(loss) from operations	4,614	(6,755)
Other income/(expenses):
Interest expense, net	(2,165)	(2,555)
Other income/(expense)	66	732
Income/(loss) before provision for taxes	2,515	(8,578)
Income tax expense/(benefit)	1,648	(2,493)
Net income/(loss)	$867	$(6,085)

Net income/(loss) per common share:
Basic income/(loss) per share	$0.03	$(0.18)
Diluted income/(loss) per share	$0.03	$(0.18)
Weighted-average shares used in computing net income/(loss) per common share:
Basic common shares	33,260	32,986
Fully-diluted common shares	33,462	32,986

	June 30, 2021	March 31, 2021
Cash and cash equivalents	$41,052	$40,124
Total debt (principal amount)	147,875	148,500
Total equity	384,886	379,161

Thermon Group Holdings, Inc. and Subsidiaries
Reconciliation of Net Income/(Loss) to Adjusted EBITDA
(Unaudited, in Thousands)

	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020
GAAP Net income/(loss)	$867	$(6,085)
Interest expense, net	2,165	2,555
Income tax expense/(benefit)	1,648	(2,493)
Depreciation and amortization expense	5,291	5,762
EBITDA (non-GAAP)	$9,971	$(261)
Stock compensation expense	1,178	1,133
Restructuring and other charges/(income)	(414)	2,921
Canadian Emergency Wage Subsidy	(1,015)	(2,417)
Adjusted EBITDA (non-GAAP)	$9,720	$1,376
Adjusted EBITDA %	13.7%	2.4%

Thermon Group Holdings, Inc. and Subsidiaries
Reconciliation of Net Income/(Loss) to Adjusted Net Income/(Loss) and Adjusted EPS
(Unaudited, in Thousands except per share amounts)

	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020	Adjustment to:
GAAP Net income/(loss)	$867	$(6,085)
Restructuring and other charges/(income)	(414)	2,921	Operating expense
Amortization of intangible assets	2,236	3,033	Intangible amortization
Tax expense for impact of foreign rate increases	945	—	Tax expense
Canadian Emergency Wage Subsidy	(1,015)	(2,417)	Cost of Sales and Operating expense
Tax effect of adjustments	(174)	(962)
Adjusted Net Income/(Loss) (non-GAAP)	$2,445	$(3,510)

Adjusted Fully Diluted Earnings per Common Share (Adjusted EPS) (non-GAAP)	$0.07	$(0.11)

Fully-diluted common shares	33,462	32,986

Thermon Group Holdings, Inc. and Subsidiaries
Reconciliation of Cash Provided by Operating Activities to Free Cash Flow
(Unaudited, in Thousands)

	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020
Cash provided by operating activities	$2,477	$3,352
Less: Cash used for purchases of property, plant and equipment	(873)	(2,059)
Plus: Sales of rental equipment	21	6
Free cash flow provided (non-GAAP)	$1,625	$1,299